 Press Release

BioPharmX Reports Fourth Quarter and Full Year 2017 Financial Results

Management will host webcast and conference call today at 1:30 p.m. PT/4:30 p.m. ET

MENLO PARK, Calif., March 23, 2017 – BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company developing products for the dermatology market, today reported financial results for the quarter and year ended Jan. 31, 2017, and will provide an update on the company’s clinical development efforts and highlights from the year.

“We are pleased to report that last year was a very productive year for BioPharmX,” said President Anja Krammer. “We achieved key clinical milestones and attracted significant attention for our dermatology research across the industry. We look forward to advancing our pipeline during 2017, including advancing the BPX-01 program in both acne and rosacea indications and introducing another product from our set of novel drug delivery platforms into clinic.”

Recent Highlights

•	Completed enrollment of the company’s Phase 2b trial of BPX-01, BioPharmX’s unique topical gel formulation of minocycline, with topline results expected in the second quarter.

•	Using an active IND for BPX-01, initiated a 12-week feasibility study of BPX-01 1 percent minocycline for the treatment of rosacea.

•

Presented research at seven leading medical conferences suggesting that BPX-01 delivers both antibacterial and anti-inflammatory benefits in the treatment of acne. The presentations also reported novel imaging techniques, suggesting that BPX-01 effectively targets P.acnes in the skin without the systemic side effects of oral minocycline.

Fourth Quarter Financial Results
For the fourth quarter ended Jan. 31, 2017, total operating expenses were $4.3 million, compared with total operating expenses of $4.4 million in the prior year's fourth quarter.

Net loss for the fourth quarter was $5.2 million, or $0.09 per share, compared with a net loss of $4.6 million, or $0.19 per share, during the prior year quarter.

Excluding stock-based compensation expense, a charge related to the modification of certain warrants, the impact of changes in the fair value of the warrant liability, and amortization of purchased intangible assets, non-GAAP net loss for the fourth quarter of 2016 was $4.4 million, or $0.08 per share. During the fourth quarter of the prior year, the comparable non-GAAP net loss was $4.2 million, or $0.18 per share.

Full Year Financial Results
Total operating expenses for the fiscal year were $18.0 million, compared with $15.0 million in the prior year. The increase resulted primarily from higher expenditures for the company's clinical trial activities related to BPX-01.

Net loss for the year was $18.5 million, or $0.52 per share, compared with a net loss of $16.0 million, or $0.89 per share, during the prior year.

Excluding stock-based compensation expense, a charge related to the modification of certain warrants, the impact of changes in the fair value of the warrant liability, and amortization of purchased intangible assets, non-GAAP net loss for the year was $17.1 million, or $0.48 per share. In the prior year, the comparable non-GAAP net loss was $14.3 million, or $0.80 per share.

Cash and cash equivalents as of Jan. 31, 2017, were $6.5 million.

Conference Call & Webcast
BioPharmX will host a conference call at 4:30 p.m. Eastern Time on Thursday, March 23, 2017, to discuss its fourth quarter and full-year financial results. A live webcast of the conference call will be available online on the Investors page of BioPharmX corporate website at http://www.biopharmx.investorroom.com/events. You may also access this call through an operator by dialing (866) 652-5200 for domestic callers, or (412) 317-6060 for international callers, and requesting to join the BioPharmX Corporation call.

A replay of the call will be available beginning March 23 at 6:30 p.m. Eastern Time through midnight Eastern Time on April 24, 2017. The replay dial-in numbers are (877) 344-7529 for domestic callers and (412) 317-0088 for international callers; reference Conference ID: 10103314. The webcast also will be available on the BioPharmX website for 90 days following completion of the call.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders, and non-GAAP net loss available to common shareholders per share, that do not include a one-time charge related to the modification of certain warrants, stock-based compensation, the impact of changes in the fair value of the warrant liability, and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

In the first quarter of fiscal year 2016, BioPharmX Corporation amended certain warrants resulting in a charge. This amount is excluded from its non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability.  Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the company's progress toward becoming a leading dermatology specialty pharmaceutical company, the effectiveness of BPX01 and the successful advancement of the company's product candidates and research and development pipeline. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the period ended Jan. 31, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a registered trademark of BioPharmX, Inc.

For further information:

Nina Brauer

Senior Manager, Marketing & Communications

nbrauer@biopharmx.com, (650) 889-5030

or

Media Contact

Jim Martinez, RightStoryGroup LLC

jim@rightstorygroup.com (312) 543-9026

--TABLES TO FOLLOW--

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2017	2016	2017	2016

Revenues, net	$ 15	$ 35	$ 100	$ 64
Cost of goods sold	451	199	516	237
Gross deficit	(436)	(164)	(416)	(173)

Operating Expenses
Research and development	2,525	1,836	10,158	5,702
Sales and marketing	667	1,451	3,198	5,109
General and administrative	1,138	1,100	4,654	4,174
Total operating expenses	4,330	4,387	18,010	14,985

Loss from operations	(4,766)	(4,551)	(18,426)	(15,158)
Change in fair value of warrant liability	(171)	-	163	-
Other expense, net	(96)	-	(141)	(436)
Loss before income taxes	(5,033)	(4,551)	(18,404)	(15,594)
Provision for income taxes	-	2	2	4
Net and comprehensive loss	(5,033)	(4,553)	(18,406)	(15,598)

Accretion on Series A convertible preferred stock	-	-	-	(202)
Deemed dividend on Series A convertible preferred stock	(126)	-	(126)	(201)
Net loss available to common stockholders	$ (5,159)	$ (4,553)	$ (18,532)	$ (16,001)

Net loss per share
Basic and diluted	($0.09)	($0.19)	($0.52)	($0.89)
Shares used in computing net loss per share
Basic and diluted	56,782	23,415	35,806	17,950

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	January 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$ 6,501	$ 4,039
Accounts receivable	4	7
Inventories	38	100
Prepaid expenses and other current assets	284	285
Total current assets	6,827	4,431

Property and equipment, net	120	216
Intangible assets, net	-	119
Other assets	154	85
Total assets	$ 7,101	$ 4,851

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 2,551	$ 1,777
Accrued expenses and other current liabilities	1,176	1,020
Total current liabilities	3,727	2,797

Warrant liability	403	-
Total liabilities	4,130	2,797

Stockholders' equity	2,971	2,054

Total liabilities and stockholders’ equity	$ 7,101	$ 4,851

BIOPHARMX CORPORATION
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share Available to Common Stockholders
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Twelve Months Ended
		January 31,		January 31,
		2017	2016	2017	2016

GAAP net loss available to common stockholders		$ (5,159)	$ (4,553)	$ (18,532)	$ (16,001)

Change in fair value of warrant liability		171	-	(163)	-
Expense related to modification of warrants		-	-	-	436
Amortization of purchased intangible assets		97	7	119	30
Stock-based compensation expense
-	Research and development	106	93	398	256
-	Sales and marketing	99	143	346	443
-	General and administrative	242	112	747	515
	Total stock-based compensation expense	447	348	1,491	1,214
Total reconciling items		715	355	1,447	1,680
Non-GAAP net loss available to common stockholders		$ (4,444)	$ (4,198)	$ (17,085)	$ (14,321)

GAAP net loss available to common stockholders per share		$ (0.09)	$ (0.19)	$ (0.52)	$ (0.89)
Reconciling items
-	Expense related to modification of warrants	-	-	-	0.02
-	Stock-based compensation expense	0.01	0.01	0.04	0.07

Non-GAAP net loss per share: basic and diluted		$ (0.08)	$ (0.18)	$ (0.48)	$ (0.80)

Shares used in computing non-GAAP net loss per share
Basic and diluted		56,782	23,415	35,806	17,950